CANADA

Exhibit 10.2

SUBSCRIPTION AGREEMENT FOR COMMON SHARES

TO:	DIRTT Environmental Solutions Ltd. (the “Corporation”)

The undersigned (hereinafter referred to as the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase such number of common shares (“Shares”) in the capital of the Corporation that is equal to the aggregate subscription amount set forth below, as may be adjusted in accordance with this Subscription Agreement (the “Aggregate Subscription Amount”) divided by the Subscription Price (as defined herein), upon and subject to the terms and conditions set forth in “Terms and Conditions of Subscription for Shares of DIRTT Environmental Solutions Ltd.” attached hereto (together with this page and the attached Schedule, the “Subscription Agreement”).

Mark Greffen	Aggregate Subscription Amount (subject to adjustment as set forth in this Subscription Agreement):
(Name of Subscriber - please print)

By: /s/ Mark Greffen
(Authorized Signature)	CAD$5,000

(Official Capacity or Title - please print)
Number of Shares Subscribed (to be filled in by the Corporation after calculation):
(Please print name of individual whose signature appears above if different than the name of the Subscriber printed above.)

[***]
(Subscriber’s Address)	Aggregate Subscription Amount (subject to adjustment as set forth in this Subscription Agreement) / Subscription Price

[***]
(Telephone Number)

[***]
(E-Mail Address)

Register the Shares as set forth below (if different from above):	Deliver the Shares as set forth below:

(Name)	(Name)

(Account reference, if applicable)	(Account reference, if applicable)

(Address)	(Contact Name)

(Address)

ACCEPTANCE: The Corporation hereby accepts the subscription as set forth above on the terms and conditions contained in this Subscription Agreement.

November 14, 2022.

DIRTT Environmental Solutions Ltd.

By:	/s/ Brad Little
Brad Little Chief Financial Officer

CANADA

TERMS AND CONDITIONS OF SUBSCRIPTION FOR

SHARES OF DIRTT ENVIRONMENTAL SOLUTIONS LTD.

Terms of the Offering

1.    The Subscriber acknowledges that this subscription is subject to rejection, acceptance or allotment by the Corporation in its sole discretion in whole or in part at any time.

2.    The Subscriber acknowledges that the Shares subscribed for by it hereunder form part of a larger issuance and sale by the Corporation of Shares having aggregate proceeds of approximately US$3,000,000 (the “Offering”) at a subscription price (the “Subscription Price”) equal to the greater of (i) the consolidated closing bid price of the Shares on the Nasdaq Global Select Market (“Nasdaq”) immediately preceding the entering into of this Subscription Agreement; and (ii) the volume weighted average trading price on the Toronto Stock Exchange (“TSX”) for the five trading days immediately following the announcement of the Offering; but that completion of the Offering is not subject to the Corporation receiving any minimum amount of subscriptions, and therefore, any funds invested are available to the Corporation and will be paid to the Corporation on the Closing Date and need not be refunded to the Subscriber unless the Closing does not occur.

If the aggregate number of Shares issuable pursuant to the Offering exceeds 8,871,494 Shares, being the maximum number of Shares that may be issued without shareholder approval under the rules of the Nasdaq or the TSX (the “Maximum Share Amount”), then the Subscriber agrees that (i) the size of the Offering shall be reduced to at least the Maximum Share Amount; (ii) if the Subscriber is a director or executive officer of the Corporation (an “Individual Subscriber”), such Individual Subscriber agrees that its Aggregate Subscription Amount as set forth on the cover page of this Subscription Agreement shall not be reduced, notwithstanding any reductions made pursuant to this Section 2 to the number of Shares issued pursuant to the Offering; and (iii) if the Subscriber is either of 22NW Fund, LP (“22NW”), or 726 BC LLC or 726 BF LLC (together, “726”) (each of 22NW and 726 is a “Fund Subscriber”), such Fund Subscriber agrees that it will be allocated such number of Shares that is equal to the aggregate amount of Shares issued pursuant to the Offering less the aggregate number of Shares issuable to the Individual Subscribers, allocated on a pro rata basis among the Fund Subscribers based on each Fund Subscriber’s Aggregate Subscription Amount as set forth on the cover page of this Subscription Agreement. The Subscriber acknowledges that the Corporation may also issue Shares at the Subscription Price in settlement of an outstanding debt of the Corporation.

Representations, Warranties and Covenants of the Subscriber

3.    The Subscriber represents, warrants and covenants to the Corporation and its counsel (and acknowledges that the Corporation and its counsel are relying thereon) that both at the date hereof and at the Closing Time (as defined herein):

(a)	it is a director, executive officer or control person (as such terms are defined in National Instrument 45-106 Prospectus Exemptions (“NI 45-106”)) of the Corporation;

(b)

it understands that an investment in the Shares is speculative and that such investment should be made only by those who have sufficient financial resources to afford a total loss of their investment; and

(c)

it has been independently advised as to restrictions with respect to trading in the Shares imposed by applicable securities laws in the jurisdiction in which it resides, confirms that no representation (written or oral) has been made to it by or on behalf of the Corporation with respect thereto other than as set forth herein; and

(d)

it acknowledges that it is aware of the characteristics of the Shares, the risks relating to an investment therein and of the fact that it may not be able to resell the Shares except in accordance with limited exemptions under applicable securities laws and regulatory policy (including applicable federal, state, provincial and local laws and regulations of the United States and Canada) until expiry of the applicable restricted period and compliance with the other requirements of applicable law; and

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(e)

it has been advised to consult its own legal counsel for full particulars of the resale or other transfer restrictions applicable to it and that it is the Subscriber’s responsibility to comply with all resale or transfer restrictions before selling or transferring the Shares; and

(f)

it acknowledges that the certificates, if any, representing the Shares shall have endorsed thereon the following legends setting out resale and transfer restrictions under applicable securities laws and the rules of the TSX in substantially the following form and with all necessary information inserted. In circumstances where the Shares are entered into a direct registration or other electronic book-entry system or certificates representing the Shares are not received directly by the Subscriber, the Shares will bear the following legends and notice is hereby given that the Shares shall be subject to resale and transfer restrictions under applicable securities laws and the rules of the TSX as described in the following legends:

“Unless permitted under securities legislation, the holder of this security must not trade the security before date that is 4 months and a day after the distribution date.”

“The securities represented by this certificate are listed on the Toronto Stock Exchange “TSX”); however, the said securities cannot be traded through the facilities of TSX since they are not freely transferable, and consequently any certificate representing such securities is not “good delivery” in settlement of transactions on TSX.”

(g)

it has not received or been provided with, nor has it requested, nor does it have any need to receive, any offering memorandum, any prospectus, sales or advertising literature, or any other document (other than required by law) describing or purporting to describe the business and affairs of the Corporation which has been prepared for delivery to, and review by, prospective purchasers in order to assist them in making an investment decision in respect of the Shares; and

(h)

it has had access to the Corporation’s filings on EDGAR and SEDAR, to substantially final drafts of the Corporation’s report to be filed for the three and nine months ended September 30, 2022, and to certain financial and other information to inform its decision to purchase the Shares, and has read and understands the risk factors relating to the Corporation set forth in the Corporation’s filings on EDGAR and SEDAR and such drafts; and

(i)

it has not become aware of nor has it purchased the Shares as a result of any advertisement in printed media of general and regular paid circulation (or other printed public media), radio, television or telecommunications or other form of advertisement (including electronic display and the internet) with respect to the Offering; and

(j)

it understands that the Shares are being offered for sale only on a “private placement” basis and that the sale and delivery of the Shares is conditional upon such sale being exempt from the requirements as to the filing of a prospectus or registration statement or delivery of an offering memorandum or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus or delivering an offering memorandum and, as a consequence, under applicable securities laws in Canada: (i) the Subscriber is restricted from using most of the civil remedies available under securities legislation, (ii) the Subscriber may not receive information that would otherwise be required to be provided to it under securities legislation, and (iii) the Corporation is relieved from certain obligations that would otherwise apply under applicable securities legislation; and

(k)

it is purchasing the Shares as principal for its own account, not for the benefit of any other person, for investment only and not with a view to the resale or distribution of all or any of the Shares, it is resident in, was offered the Shares in and executed this Subscription Agreement in the jurisdiction set out as the “Subscriber’s Address” on the face page hereof; and

(l)	it acknowledges that:

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(i)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Shares; and

(ii)	there is no government or other insurance covering the Shares; and

(iii)	an investment in the Shares is speculative and involves a high degree of risk and the Subscriber may lose his, her or its entire investment; and

(iv)

there are restrictions on the Subscriber’s ability to resell the Shares and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the Shares; and

(v)

the Corporation has advised the Subscriber that the Corporation is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell securities through a person or company registered to sell securities under applicable Canadian securities laws and, as a consequence of acquiring securities pursuant to this exemption: (i) certain protections, rights and remedies provided by applicable Canadian securities laws, including statutory protections, rights and remedies available under applicable securities laws will not be available to the Subscriber, (ii) the Subscriber will not receive a prospectus or continuous disclosure information that would otherwise be required to be provided under applicable securities laws; and (iii) the Corporation is relieved from certain obligations that would otherwise apply under prospectus requirements of applicable securities laws; and

(vi)	the Shares will not be qualified for distribution under a prospectus in any jurisdiction; and

(vii)

the certificate(s) or other evidence of ownership representing the Shares will be endorsed with a legend stating that the Shares will be subject to restrictions on resale and transfer in accordance with applicable securities legislation and the rules of any applicable stock exchange; and

(viii)

the Corporation may complete additional financings in the future in order to achieve the business plan of the Corporation and to fund its ongoing capital requirements. There is no assurance that such financings will be available and if available, on reasonable terms. Any such future financings may have a dilutive effect on existing shareholders, including the Subscriber. If such future financings are not available, the Corporation may be unable to fund its ongoing development and the lack of capital resources may result in adverse consequences; and

(m)

if the Subscriber is a Fund Subscriber, such Fund Subscriber agrees and irrevocably commits that it or one or more principals of such Fund Subscriber will purchase such number of Shares having an aggregate subscription amount of US$1,000,000 (subject to any adjustment made in accordance with this Section) pursuant to a standby purchase agreement to be entered into by such Fund Subscriber and any one or more principals of such Fund Subscriber and the Corporation in connection with one or more rights offerings by the Corporation to the holders of Shares at any time within one year of the Closing Date (a “Rights Offering”). The subscription price for the Shares purchased by such Fund Subscriber or any one or more principals of such Fund Subscriber pursuant to a Rights Offering shall be the same as the subscription price under the basic subscription privilege (as such term is defined under NI 45-106). Each Fund Subscriber agrees that such Fund Subscriber’s standby purchase commitment of US$1,000,000 in this paragraph will be increased by the dollar amount, if any, by which such Fund Subscriber’s Aggregate Subscription Amount is reduced under this Offering pursuant to Section 2 of this Subscription Agreement; and

(n)	it is of the full age of majority and is legally competent to execute this Subscription Agreement and take all action pursuant hereto; and

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(o)	the entering into of this Subscription Agreement and the transactions contemplated hereby will not result in a violation of any of the terms or provisions of any law applicable to the Subscriber; and

(p)	this Subscription Agreement has been duly and validly authorized, executed and delivered by and constitutes a legal, valid, binding and enforceable obligation of the Subscriber; and

(q)

it has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of its investment in the Shares and is able to, and agrees to, bear the economic risk of loss of its investment; and further acknowledges that the business and operations of the Corporation are subject to a number of risk factors and an investment in the Shares involves a high degree of risk and should be considered speculative; and

(r)	the Subscriber does not act jointly or in concert with any other person or company for the purpose of acquiring securities of the Corporation; and

(s)	acknowledges that the Corporation’s counsel is acting as counsel to the Corporation, and not as counsel to the Subscriber; and

(t)

if required by applicable securities legislation, regulations, rules, policies or orders or by any securities commission, stock exchange or other regulatory authority, the Subscriber will execute, deliver, file and otherwise assist the Corporation in filing, such reports, undertakings and other documents with respect to the issue of the Shares; and

(u)

no person has made to the Subscriber any written or oral representations: (i) that any person will resell or repurchase the Shares, (ii) that any person will refund the purchase price of the Shares, or (iii) as to the future price or value of the Shares, and

(v)

the Aggregate Subscription Amount which will be advanced by the Subscriber to the Corporation hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “PCMLA”) and the Subscriber acknowledges that the Corporation may in the future be required by law to disclose the Subscriber’s name and other information relating to this Subscription Agreement and the Subscriber’s subscription hereunder, on a confidential basis, pursuant to the PCMLA; and to the best of its knowledge: (i) no portion of the Aggregate Subscription Amount to be provided by the Subscriber (A) has been or will be derived from or related to any activity that is deemed criminal under the laws of Canada, the United States of America, or any other jurisdiction, or (B) is being tendered on behalf of a person or entity who has not been identified to the Subscriber, and (ii) it shall promptly notify the Corporation if the Subscriber discovers that any of such representations ceases to be true, and to provide the Corporation with appropriate information in connection therewith; and

(w)

the Aggregate Subscription Amount which will be advanced by the Subscriber to the Corporation hereunder will not represent proceeds of crime for the purposes of the United States Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2021 (the “PATRIOT Act”), and it acknowledges that the Corporation may in the future be required by law to disclose its name and other information relating to the Offering and its subscription hereunder, on a confidential basis, pursuant to the PATRIOT Act, and (i) no portion of the Aggregate Subscription Amount to be provided by it (A) has been or will be derived from or related to any activity that is deemed criminal under the laws of the United States of America or any other jurisdiction, or (B) is being tendered on behalf of a person or entity that has not been identified to or by it, and (ii) it shall promptly notify the Corporation if it discovers that any of such representations ceases to be true and provide the Corporation with appropriate information in connection therewith; and

(x)

it has been encouraged to obtain independent legal, income tax and investment advice with respect to this Subscription Agreement and accordingly, has had the opportunity to acquire an understanding of the meanings of all terms contained herein relevant to the Subscriber for purposes of giving representations, warranties and covenants under this Subscription Agreement; and

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(y)	it will notify the Corporation if any representation or warranty contained in this Subscription Agreement becomes untrue.

Representations and Warranties of the Corporation

4.    The Corporation hereby represents and warrants to, and covenants with, the Subscriber as follows and acknowledges that the Subscriber is relying on such representations and warranties in connection with the transactions contemplated herein:

(a)

the Corporation is duly incorporated and is validly subsisting under the laws of its jurisdiction of incorporation and has all requisite legal and corporate power and authority to execute and deliver this Subscription Agreement and to observe and perform its obligations under this Subscription Agreement, and this Subscription Agreement constitutes a legal, valid and binding agreement of the Corporation, enforceable in accordance with its terms (subject to bankruptcy, insolvency or other laws affecting the rights of creditors generally and to the general principles of equity, including the availability of equitable remedies); and

(b)	at the Closing Time, the Shares will be validly issued as fully-paid and non-assessable; and

(c)

the execution and delivery of this Subscription Agreement and the performance by the Corporation of its obligations hereunder will not result in any breach of, or be in conflict with or constitute a default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a default under any term or provision of the constating documents or by-laws of the Corporation. Closing Conditions.

5.    The Subscriber acknowledges and agrees that the obligations of the Corporation hereunder are conditional on the accuracy of the representations and warranties of the Subscriber contained in this Subscription Agreement as of the date of this Subscription Agreement, and as of the Closing Time as if made at and as of the Closing Time, and the fulfilment of the following additional conditions as soon as possible and in any event, with respect to (a) of this Section 5, not later than 5:00 p.m. (Calgary time) on November 22, 2022 or such other date or dates as may be agreed by the Corporation in its sole discretion and, with respect to (b) – (d) of this Section 5, at or before the Closing Time:

(a)

payment by the Subscriber of the Aggregate Subscription Amount by wire transfer to the Corporation, in accordance with the wire instructions set out in Schedule “A” or by way of certified cheque to DIRTT Environmental Solutions Ltd. The Corporation shall hold the Aggregate Subscription Amount in trust pending completion of Closing;

(b)	the Corporation having obtained all required regulatory approvals for the completion of the Offering, including approval of the TSX and Nasdaq;

(c)	no proceeding having been commenced to restrain, restrict or prevent the completion of the Offering; and

(d)	no applicable law, order or other decree having come into effect that would make illegal, or otherwise prevent or preclude, the completion of the Offering.

Closing

6.    If this Subscription Agreement is rejected in whole or in part, the Subscriber acknowledges that the unused portion of the Aggregate Subscription Amount will be promptly returned to it without interest or deduction. For the purposes hereof, “business day” means a day other than a Saturday, Sunday or any other day on which the principal chartered banks in Calgary, Alberta are not open for business.

7.    The sale of the Shares pursuant to this Subscription Agreement (the “Closing”) will be completed at the offices of Bennett Jones LLP, the Corporation’s counsel, in Calgary, Alberta at 8:00 a.m. (Calgary time) or such other time as is established by the Corporation (the “Closing Time”) on November 23, 2022 or such other date as is established by the Corporation (the “Closing Date”). The Subscriber shall have delivered the Aggregate Subscription

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Amount by wire transfer to the Corporation, in accordance with the wire instructions set out in Schedule “A” or by way of certified cheque to the Corporation at DIRTT Environmental Solutions Ltd. at 7303 – 30th Street S.E., Calgary, Alberta T2C 1N6, Attention: Nandini Somayaji not later than 5 p.m. (Calgary time) on November 22, 2022. At the Closing Time (or as soon as practicable afterwards), the Corporation shall deliver to the Subscriber the certificate(s) or other evidence of ownership representing the Shares and the payment by the Subscriber of the Aggregate Subscription Amount shall be deemed to be released from trust without any further action by any party.

8.    The Corporation shall be entitled to rely on an executed copy of this Subscription Agreement delivered via facsimile or electronically (including e-mail), and acceptance by the Corporation of such executed copy of this Subscription Agreement shall be legally effective to create a valid and binding agreement between the Subscriber and the Corporation in accordance with the terms hereof. In addition, this Subscription Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same document. If less than a complete copy of this Subscription Agreement is delivered to the Corporation at the Closing Time, the Corporation shall be entitled to assume that the Subscriber accepts and agrees with all of the terms and conditions of this Subscription Agreement on the pages not delivered at the Closing Time unaltered.

General

9.    The Subscriber agrees that the representations, warranties and covenants of the Subscriber herein will be true and correct both as of the Subscriber’s execution of this Subscription Agreement and as of the Closing Time and will survive the completion of the issuance of the Shares. The representations, warranties and covenants of the Subscriber herein are made with the intent that they be relied upon by the Corporation and its counsel in determining the eligibility of a purchaser of Shares and the Subscriber agrees to indemnify and save harmless the Corporation and its affiliates, shareholders, directors, officers, employees, counsel and agents against all losses, claims, costs, expenses and damages or liabilities which any of them may suffer or incur which are caused or arise from a breach thereof. The Subscriber undertakes to immediately notify the Corporation (by contacting Nandini Somayaji, telephone: (403) 267-0666 or e-mail: nsomayaji@DIRTT.com) of any change in any statement or other information relating to the Subscriber set forth herein which takes place prior to the Closing Time.

10.    The Subscriber acknowledges that this Subscription Agreement require the Subscriber to provide certain personal information to the Corporation. Such information is being collected by the Corporation for the purposes of completing the Offering, which includes, without limitation, determining the Subscriber’s eligibility to purchase the Shares under applicable securities laws, preparing and registering certificates or the equivalent representing the Shares to be issued to the Subscriber and completing filings required by any stock exchange or securities regulatory authority. The Subscriber’s personal information may be disclosed by the Corporation to (i) stock exchanges or securities regulatory authorities, (ii) the Corporation’s registrar and transfer agent, (iii) Canadian and U.S. tax authorities, and (iv) any of the other parties involved in the Offering, including legal counsel, and may be included in closing books in connection with the Offering. By executing this Subscription Agreement, the Subscriber consents to the foregoing collection, use and disclosure of the Subscriber’s personal information. The Subscriber also consents to the filing of copies or originals of any of the Subscriber’s documents delivered in connection with this Subscription Agreement as may be required to be filed with any securities regulatory authority in connection with the transactions contemplated hereby. The Subscriber further acknowledges that it has been notified by the Corporation that: (i) the Corporation is required to provide personal information pertaining to the purchasers of Shares required to be disclosed in Schedule 1 of Form 45-106F1 pursuant to NI 45-106 including name, address, email address, telephone number, the number and value of securities purchased, the details of the exemption relied on and if applicable, the status of the purchaser as a registrant and/or an insider of the Corporation), which Form 45-106F1 the Corporation is required to file under NI 45-106; (ii) the personal information will be delivered to the applicable securities regulatory authority or regulator in accordance with NI 45-106; (iii) such personal information is being collected by the securities regulatory authority or regulator under the authority granted to it in securities legislation; (iv) such personal information is being collected for the purposes of the administration and enforcement of the securities legislation of the local jurisdiction; and (v) the public official Alberta who can answer questions about the indirect collection of the personal information is as follows:

Alberta Securities Commission

Suite 600, 250 - 5th Street SW

Calgary, Alberta T2P 0R4

Telephone: (403) 297-6454

Facsimile: (403) 297-2082

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The Subscriber hereby authorizes the indirect collection of the information by the applicable securities regulatory authority or regulator.

11.    The Subscriber acknowledges and agrees that all costs incurred by the Subscriber (including any fees and disbursements of any counsel retained by the Subscriber) relating to the sale of the Shares to the Subscriber shall be borne by the Subscriber.

12.    The Subscriber acknowledges that it has consented to and requested that all documents evidencing or relating in any way to the sale of the Shares be drawn up in the English language only. Le soussigné reconnaît par les présentes avoir consenti et exigé que tous les documents faisant foi ou se repportant de quelque manière à la vente de ces actions soient rédigés en anglais seulement.

13.    The contract arising out of this Subscription Agreement and all documents relating thereto are governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein. The parties irrevocably attorn to the exclusive jurisdiction of the courts of the Province of Alberta.

14.    Time is of the essence hereof.

15.    This Subscription Agreement (including the Schedule hereto) represents the entire agreement of the parties hereto relating to the subject matter hereof, superseding all prior oral and written agreements, understandings, representations and warranties of courses of conduct and dealing between the parties, and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein.

16.    The terms and provisions of this Subscription Agreement are binding upon and enure to the benefit of the Subscriber and the Corporation and their respective heirs, executors, administrators, successors and assigns; provided that, except for as otherwise herein provided, this Subscription Agreement is not assignable by any party hereto without the prior written consent of the other parties.

17.    The Subscriber agrees that this subscription is made for valuable consideration and may not be withdrawn, cancelled, terminated or revoked by the Subscriber.

18.    Neither this Subscription Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

19.    The invalidity, illegality or unenforceability of any provision of this Subscription Agreement does not affect the validity, legality or enforceability of any other provision hereof.

20.    The headings used in this Subscription Agreement have been inserted for convenience of reference only and shall not affect the meaning or interpretation of this Subscription Agreement or any provision hereof.

21.    The covenants, representations and warranties contained herein shall survive the closing of the transactions contemplated hereby.

22.    In this Subscription Agreement (including the Schedule hereto), references to “$” or “US$” are to United States dollars, unless otherwise indicated.

23.    The Subscriber shall complete, sign and return to the Corporation any additional documents, questionnaires, notices and undertakings as may be required by regulatory authorities, stock exchanges and applicable law.

10.2

Director or Executive Officer	Subscription Amount (CAD$)
Nandini Somayaji	$20,000